SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 September 5, 2006
                                 -----------------
                                Date of Report
                       (Date of Earliest Event Reported)

                             PCS EDVENTURES!.COM, INC.
                             -------------------------
            (Exact Name of Registrant as Specified in its Charter)

        IDAHO                   000-49990              82-0475383
        -----                   ---------              ----------
     (State or other       (Commission File No.)   (IRS Employer I.D. No.)
      Jurisdiction)

                         345 Bobwhite Court, Suite 200
                             Boise, Idaho 83706
                             ------------------
                      (Address of Principal Executive Offices)

                                 (208) 343-3110
                                 --------------
                          Registrant's Telephone Number

                                      N/A
                                      ---
         (Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

     a)   Not applicable.

     b) Ms. Christina M. Vaughn was elected as Vice President and Chief Financial Officer in May 2002. She served in this capacity until September 1, 2006. She will remain Vice President of the Corporation. (See Item (c)(1) below for further details.)

     c)   1)   Ms. Christina M. Vaughn was elected as Chief Compliance
          Officer as of September 1, 2006, after serving as the Chief Financial Officer from May, 2002, to September, 2006.

          Ms. Shannon M. Wilson was elected Vice President and Chief Financial Officer, after serving as the Assistant CFO from August, 2005, to September, 2006, to replace Ms. Vaughn effective September 1, 2006.

          2) Compliance with Items 401 and 404 of Regulation S-B after the effect of Item (c)(1) above.

          Item 401(a)(4) - Business Experience.

     Christina M. Vaughn. Ms. Vaughn was promoted to Vice President and Chief Compliance Officer on September 1, 2006. Prior to this promotion, she has worked with the Company as the Vice President and CFO (May 2002-September
2006) and Assistant CFO (September 2000-May 2002). Prior to joining PCS, she served eight years as an analyst for the local natural gas utility company. She continues to bring to PCS extensive knowledge of revenue, cash and cost forecasting, asset/liability mitigation and managed reporting of commodities pricing, as well as capital project analysis. She graduated, cum laude, in 1990 from the College of Idaho with a Bachelor of Business Administration in Finance, and in 1992 from Atkinson Graduate School of Management/Willamette University with a Masters of Business Administration.

      Shannon M. Wilson. Ms. Wilson was promoted to Vice President and Chief Financial Officer on September 1, 2006. Ms. Wilson joined PCS as the Assistant Chief Financial Officer in August, 2005, after working as a Chief Accountant for Washington Group International in the financial reporting department-internal reporting. Prior to working for Washington Group International, she was employed as a Registered Paralegal and Office Manager for an intellectual property law firm. She brings to PCS extensive knowledge of legal obligations and proceedings, intellectual property protection needs and management, cash management skills, capital project evaluation, GAAP knowledge and financial reporting expertise. She graduated in 2002 from Boise State University with a Bachelor of Business Administration in Finance and in 2003 from Boise State University with a Masters of Business Administration. In addition, she is a Registered Paralegal with the National Federation of Paralegal Associates.

          Item 401(a)(5) - Not applicable.

          Item 401(c) - Family relationships.

     There are no family relationships between any of our directors or executive officers.

          Item 404(a) - Certain Relationships and Related Transactions.

     During the month of August, 2005, we issued options to purchase 100,000 shares of common stock at $0.61 per share for employee compensation to Shannon
M. Wilson.

     During the month of May, 2006, we issued options to purchase common stock to employees for employee compensation, including options to purchase 40,000 shares of common stock at $0.54 per share to Shannon M. Wilson.

          3)   None, not applicable.

     d)   Not applicable.

Item 9.01 Financial Statement and Exhibits.

     Exhibit No.        Exhibit Description
     -----------        --------------------

     99.1           Board Minutes of August 31, 2006
     99.2           Press Release dated September 5, 2006

                * Summaries of any exhibit are modified in their entirety by this reference to each exhibit.


                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PCS EDVENTURES!.COM, INC.



Date: 8/31/2006                    /s/Anthony A. Maher
      ---------                    ----------------------------
                                   Anthony A. Maher, CEO, President and
                                   Chairman of the Board of Directors